Exhibit 99.1

JMP Group Reports Fourth Quarter and Fiscal Year 2012 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--February 13, 2013--JMP Group Inc. (NYSE: JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter and full fiscal year ended December 31, 2012.

  Operating net income was $6.0 million, or $0.26 per diluted share, for the quarter, compared to $3.2 million, or $0.15 per share, for the fourth quarter of 2011. For the year, operating net income was $16.5 million, or $0.72 per share, compared to $17.1 million, or $0.76 per share, for 2011.
  Excluding the financial impact of gains recognized by JMP Credit Corporation on the sale or payoff of loans initially acquired in April 2009, adjusted operating net income was $0.24 per share for the quarter, an increase of 71.4% from $0.14 per share for the fourth quarter of 2011. For the year, adjusted operating net income was a record $0.68 per share, an increase of 21.4% from $0.56 per share for 2011. For more information on operating net income and adjusted operating net income, including a reconciliation to net income, please see the section below titled “Non-GAAP Financial Measures.”
  Net income attributable to JMP Group under generally accepted accounting principles, or GAAP, was $5.5 million, or $0.24 per share, for the quarter, compared to a net loss of $5.9 million, or $0.26 per share, for the fourth quarter of 2011. For the year, net income was $2.8 million, or $0.12 per share, compared to a net loss of $2.5 million, or $0.11 per share, for 2011.
  Adjusted net revenues, which exclude certain non-cash items and non-controlling interests, were $33.5 million for the quarter, compared to $25.9 million for the fourth quarter of 2011. For the year, adjusted net revenues were $125.2 million, compared to $135.5 million for 2011. Further excluding net gains on the sale or payoff of acquired loans, adjusted net revenues would have been $31.8 million and $122.6 million for the quarter and year ended December 31, 2012, respectively, and $25.8 million and $122.4 million for the quarter and year ended December 31, 2011, respectively. For more information on adjusted net revenues, including a reconciliation to net revenues, please see the section below titled “Non-GAAP Financial Measures.”
  Total net revenues on a GAAP basis were $24.7 million and $101.9 million for the quarter and year ended December 31, 2012, respectively, compared to $19.6 million and $111.4 million for the quarter and year ended December 31, 2011, respectively.
  In January 2013, the company completed a $46.0 million offering of 8.00% senior notes due 2023, successfully accessing the longer-term debt markets for the first time. The proceeds are intended to be used for general corporate purposes.

“JMP Group posted record adjusted operating EPS—which excludes profits on the sale of acquired loans—of $0.24 for the quarter, up more than 70% from the fourth quarter of 2011, thanks to increased public equity underwriting and private placement fee revenues, good overall performance in our hedge funds and credit strategies, and an adjustment to the compensation ratio applied to net investment income for the period,” said Chairman and Chief Executive Officer Joe Jolson. “Despite depressed institutional equity underwriting and trading volumes across Wall Street for much of 2012, JMP delivered its second consecutive year of record earnings, generating $0.68 of adjusted operating EPS, compared to $0.56 for 2011.”

Segment Results of Operations

At JMP Securities, adjusted net revenues excluding net investment income grew 56.8% for the fourth quarter and 2.1% for 2012 on a year-over-year basis, driven by a growing share of U.S. equity capital markets fee revenues and higher private placement fee revenues, which were partially offset by a decline in net brokerage commission revenues. JMP Securities’ operating margin on adjusted net revenues improved to 9.2% for the year, compared to 4.1% for 2011, as a result of revenue growth combined with continued strict control over operating expenses.

At Harvest Capital Strategies, adjusted net revenues excluding net investment income grew 13.0% for the fourth quarter and fell 3.7% for 2012 on a year-over-year basis, despite a decline in incentive fees generated by the Harvest Small Cap Partners strategy as well as a reduction in other revenues due to the liquidation of a sponsored hedge fund, Expo Health Sciences Master Fund, and the termination of a consulting agreement with New York Mortgage Trust, Inc. in June 2012. The decline in fee revenues was more than offset by a material increase in net investment income driven primarily by an improved return on the capital invested by JMP Group in its hedge funds of 11.9% for 2012, compared to 4.8% for 2011, and a reduced compensation accrual in connection with net investment income.

At the JMP Credit segment, which includes Harvest Capital Credit, adjusted net revenues excluding net gains on the sale or payoff of acquired loans improved by 2.2% for the fourth quarter but declined by 14.4% for 2012 on a year-over-year basis. A decline in CLO management fee revenues resulting from the final liquidation of Rosedale CLO II in July 2012 was partially offset by increasing revenues from Harvest Capital Credit as it deployed its committed capital throughout the year.

A statement of JMP Group’s operating net income and adjusted operating net income by segment for the quarter and year ended December 31, 2012 and for comparable prior periods is set forth below.

	Quarter Ended Dec. 31,		Year Ended Dec. 31,
($ as shown)	2012	2011	2012	2011

JMP Securities	$0.04	($0.05)	$0.17	$0.08
Harvest Capital Strategies	0.06	0.04	0.16	0.11
JMP Credit	0.19	0.17	0.60	0.59
Corporate	(0.05)	(0.02)	(0.25)	(0.22)
Adjusted operating EPS	0.24	0.14	0.68	0.56
Acquired loan sale gains	0.02	-	0.04	0.20
Operating EPS	$0.26	$0.14	$0.72	$0.76

For more information on segment reporting; adjusted net revenues, including a reconciliation to net revenues; and operating net income and adjusted operating net income, including a reconciliation to net income, please see the section below titled “Non-GAAP Financial Measures.”

Composition of Revenues

Investment Banking

Investment banking revenues were $13.0 million for the quarter, an increase of 124.4% from $5.8 million for the fourth quarter of 2011. For the year, investment banking revenues were $51.0 million, an increase of 10.6% from $46.1 million for 2011.

A statement of the company’s investment banking revenues and transaction counts for the quarter and year ended December 31, 2012 and for comparable prior periods is set forth below.

	Quarter Ended						Year Ended
	Dec. 31, 2012		Sept. 30, 2012		Dec. 31, 2011		Dec. 31, 2012		Dec. 31, 2011
($ in thousands)	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues

Public equity	15	$3,905	28	$9,297	3	$862	82	$28,955	56	$26,546
Debt and convertible securities	5	718	3	293	-	19	18	3,111	7	6,285
Private capital markets and other	4	5,789	2	989	-	-	11	10,025	5	3,729
Strategic advisory	3	2,560	3	1,639	8	4,901	12	8,891	18	9,554

Total	27	$12,972	36	$12,218	11	$5,782	123	$50,982	86	$46,114

Brokerage

Net brokerage revenues were $5.6 million for the quarter, a decrease of 7.6% from $6.1 million for the fourth quarter of 2011, yet ranking as the strongest quarter of 2012. For the year, net brokerage revenues totaled $21.9 million, a decrease of 14.0% from $25.5 million for 2011.

Asset Management

Asset management fees and other related revenues were $6.4 million for the quarter, a decrease of 6.4% from $6.8 million for the fourth quarter of 2011. For the year, asset management fees and other related revenues were $21.9 million, a decrease of 12.1% from $24.9 million for 2011. For more information on asset management-related fee revenues, please see the section below titled “Non-GAAP Financial Measures.”

Client assets under management at December 31, 2012 totaled $1.2 billion, including $742.2 million of funds managed by Harvest Capital Strategies and $471.9 million par value of loans and cash underlying the collateralized loan obligation managed by JMP Credit Advisors. Client assets under management were also $1.2 billion at both September 30, 2012 and December 31, 2011. Including sponsored funds, client assets under management totaled $1.9 billion at December 31, 2012, compared to $1.7 billion at September 30, 2012 and $2.2 billion at December 31, 2011.

At December 31, 2012, private capital, including corporate credit, small business lending, REIT advisory services and venture capital, represented 66.3% of client assets under management including sponsored funds.

Principal Transactions

Principal transactions generated a net realized and unrealized loss of $1.0 million for the quarter, compared to a net realized and unrealized gain of $1.7 million for the fourth quarter of 2011. For the year, principal transactions generated a net realized and unrealized gain of $11.3 million, compared to $1.6 million for 2011.

A statement of the company’s principal transaction revenues for the quarter and year ended December 31, 2012 and for comparable prior periods is set forth below.

	Quarter Ended			Year Ended
(in thousands)	Dec. 31, 2012	Sept. 30, 2012	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2011

Hedge fund investments	$821	$1,580	$1,244	$4,897	$1,765

Principal investments:
Investment in New York Mortgage Trust	-	-	344	(209)	359
Other principal investments	17	38	(39)	846	(389)
Total principal investments	17	38	305	637	(30)

Venture investments:
Investment in Harvest Growth Capital funds	(164)	(131)	(53)	230	(102)
Other venture investments and warrants	1,140	(421)	(89)	1,501	(113)
Total venture investments	976	(552)	(142)	1,731	(215)

Principal transaction revenues net of non-controlling interests in Harvest Growth Capital funds	1,814	1,066	1,407	7,265	1,520

Non-controlling interests in Harvest Growth Capital funds	(2,829)	(3,021)	314	4,030	95

Total principal transaction revenues	($1,015)	($1,955)	$1,721	$11,295	$1,615

Included in the net loss of $1.0 million for the quarter ended December 31, 2012 was a loss of $2.8 million attributable to non-controlling interests in net realized and unrealized losses at Harvest Growth Capital and Harvest Growth Capital II, venture capital funds managed by Harvest Capital Strategies that are consolidated under GAAP. GAAP accounting requires that JMP Group consolidate both funds due to Harvest Capital Strategies’ role as the funds’ manager and managing member, despite the company’s ownership of just 4.5% of Harvest Growth Capital and 3.3% of Harvest Growth Capital II. The presentation of adjusted net revenues elsewhere in this press release excludes JMP Group’s non-controlling interests in these funds; and, accordingly, the aforementioned loss of $2.8 million is not included in adjusted net revenues. Net of its non-controlling interests, JMP Group had a net realized and unrealized loss of $0.2 million on its investments in Harvest Growth Capital and Harvest Growth Capital II for the quarter. For more information on adjusted net revenues, including a reconciliation to net revenues, please see the section below titled “Non-GAAP Financial Measures.”

Gain on Sale, Payoff and Mark-to-Market of Loans and Loan Loss Provision

Together, JMP Credit Corporation and Harvest Capital Credit generated a net realized and unrealized gain of $4.4 million from the sale, payoff or mark-to-market of loans for the quarter, compared to $2.0 million for the fourth quarter of 2011. For the year, the net realized and unrealized gain from the sale, payoff or mark to market of loans was $7.2 million, compared to $17.0 million for 2011.

JMP Credit Corporation realized a net gain of $3.9 million for the quarter due to the sale or payoff of 60 of the loans in its portfolio, compared to a net gain of $2.0 million in connection with 21 loans for the fourth quarter of 2011. For the year, the net realized gain was $6.6 million as a result of the sale or payoff of 127 loans, compared to a net gain of $17.0 million in connection with 110 loans for 2011. For the quarter and year ended December 31, 2012, net realized gains of $2.7 million and $4.7 million, respectively, were due to the sale or payoff of loans acquired with JMP Credit in April 2009, compared to net realized gains of $1.8 million and $14.8 million for the quarter and year ended December 31, 2011, respectively. At December 31, 2012, seven loans with an aggregate par value of $25.2 million and an associated liquidity discount of $4.3 million remained from the portfolio acquired in April 2009.

At December 31, 2012, discounts and reserves (including liquidity discounts, allowances for loan losses and deferred loan fees) equaled $12.7 million, or 3.1% of gross performing loans outstanding at JMP Credit. With regard to impaired loans, discounts and reserves (including credit discounts, liquidity discounts, and allowances for loan losses) equaled $1.7 million—equivalent to 49.6% of gross impaired loans outstanding or 0.4% of gross loans outstanding—compared to $9.5 million, or 2.2% of gross loans outstanding, at December 31, 2011.

A net loan loss provision of $1.1 million for the quarter was recorded at JMP Credit, which is currently consolidated under GAAP, as a specific reserve in connection with an impaired loan. At December 31, 2012, general loan loss reserves equaled 0.5% of gross performing loans at JMP Credit, in line with 0.5% at December 31, 2011.

Harvest Capital Credit realized a net realized and unrealized gain of $0.5 million for the fourth quarter of 2012 and $0.7 million for the full year. Of those amounts, $0.3 million resulted from the payoff of two loans in its portfolio during the fourth quarter. No loans were paid off in 2011. The remaining net unrealized gains of $0.2 million and $0.4 million for the quarter and year ended December 31, 2012, respectively, were due to mark-to-market adjustments, as discussed below.

Due to its adoption of investment company accounting in preparation for its pending initial public offering as a business development company, Harvest Capital Credit, which is currently consolidated under GAAP, was required to change certain accounting principles which it had been permitted to employ historically. As of September 30, 2012, Harvest Capital Credit reports all investments, including debt investments, at market value or, in the absence of a readily available market value, at fair value. Consequently, its financial statements for the first three quarters of 2012 have been recast to reflect a retrospective application of investment company accounting, and all loan loss provisions taken for those periods have been reversed. At December 31, 2012, Harvest Capital Credit’s debt investments were marked to market, resulting in net unrealized gains of $0.2 million and $0.4 million for the fourth quarter and the full year, respectively.

JMP Group’s consolidated financial statements for the quarter and year ended December 31, 2012 indicate loan loss provisions of $1.1 million and $2.0 million, respectively. However, for the year, there is a reversal of $0.2 million in connection with the recasting of Harvest Capital Credit’s results described above. Net of the reversal, the loan loss provision associated only with JMP Credit would have been $2.2 million for the year.

Other Income

Other income was $0.3 million for the quarter, compared to $1.8 million for the fourth quarter of 2011. For the year, other income was $3.8 million, compared to $4.3 million for 2011.

Net Interest Income

Interest income was $8.8 million for the quarter, and interest expense was $10.4 million, resulting in net interest expense of $1.6 million, compared to net interest expense of $1.7 million for the fourth quarter of 2011. Excluding net amortization expense related to liquidity discounts, net interest income was $6.0 million, compared to $4.9 million for the fourth quarter of 2011. The year-over-year increase was primarily due to the launch of Harvest Capital Credit in September 2011 and the subsequent deployment of a portion of its committed capital. For the year, net interest expense was $7.1 million, compared to net interest expense of $2.4 million for 2011; excluding net interest expense due to net amortization of liquidity discounts, net interest income was $22.1 million for 2012 and $21.1 million for 2011.

Expenses

Compensation and Benefits

Compensation and benefits expense was $10.6 million for the quarter, compared to $22.8 million for the fourth quarter of 2011. For the fourth quarter of 2012, non-cash compensation expense attributable to performance-related and other restricted stock units, or RSUs, granted subsequent to JMP Group’s May 2007 initial public offering was $1.9 million, compared to $9.2 million for the fourth quarter of 2011. The aforementioned compensation and benefits expense of $10.6 million for the quarter excludes 77%, or $7.0 million, of the total cost of deferred compensation for 2012, which will be recognized for GAAP accounting purposes on a quarterly basis though paid at year-end 2013 and 2014.

For the year, compensation and benefits expense was $66.4 million, compared to $89.0 million for 2011. For 2012, non-cash compensation expense attributable to performance-related and other RSUs granted subsequent to the company’s IPO was $2.5 million, compared to $9.5 million for 2011. The aforementioned compensation and benefits expense of $66.4 million for the year excludes 77%, or $7.0 million, of the total cost of deferred compensation for 2012, which will be recognized for GAAP accounting purposes on a quarterly basis though paid at year-end 2013 and 2014.

Excluding the cost of RSU grants but accelerating and recognizing all deferred compensation expense at December 31, 2012, compensation and benefits expense was 46.8% of adjusted net revenues for the quarter, compared to 52.6% for the fourth quarter of 2011, and was 56.6% for the year, compared to 58.1% for 2011. The declines in the compensation ratios for both the fourth quarter of 2012 and the full year were related to better-than-expected net investment income, which affected the company’s revenue mix and led management to decide at year-end to adjust the compensation accrual on net investment income for 2012. The decision reduced the company’s ratio of compensation and benefits expense to adjusted net revenues by 8.9 percentage points for the quarter and 2.4 percentage points for the year.

Non-Compensation Expense

Non-compensation expense was $7.0 million for the quarter, compared to $6.6 million for the fourth quarter of 2011. For the year, non-compensation expense was $25.0 million, compared to $26.8 million for 2011. As a percentage of adjusted net revenues, non-compensation expense was 21.0% for the quarter, compared to 25.4% for the fourth quarter of 2011, and was 19.9% for the year, compared to 19.8% for 2011.

Personnel

At December 31, 2012, the company had 224 full-time employees, compared to 217 at the end of the prior quarter and 217 at December 31, 2011.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Additionally, company management believes that this presentation enables meaningful comparison of JMP Group’s financial performance in various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern gains, losses or expenses that JMP Group generally expects to continue to recognize; the adjustment of these items should not be construed as an inference that these gains or expenses are unusual, infrequent or non-recurring. Therefore, company management believes that both JMP Group’s GAAP measures of its financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Adjusted Net Revenue

Adjusted net revenue is a non-GAAP financial measure that (i) includes asset management fees, net interest income or expense, and other revenues eliminated upon the consolidation of Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit, (ii) excludes the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Corporation, (iii) excludes amortization expense related to an intangible asset, (iv) reverses unrealized mark-to-market gains and losses recorded at Harvest Capital Credit, (v) reverses net unrealized gains and losses on strategic equity investments and warrants and (vi) excludes the non-controlling interest in net unrealized gains and losses on Harvest Growth Capital and Harvest Growth Capital II. In particular, adjusted net revenue adjusts for:

  base management and incentive fees earned by Harvest Capital Strategies as manager of Harvest Growth Capital and Harvest Growth Capital II, both venture capital funds, and Harvest Capital Credit, a small business lending strategy; Harvest Capital Strategies is managing member of Harvest Growth Capital and Harvest Growth Capital II and is the external manager of Harvest Capital Credit, and, as a result of its ownership of each, JMP Group consolidates the three entities in accordance with GAAP accounting standards and eliminates the fees in consolidation; presenting these fees as though Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit were deconsolidated presents the entities’ results in a manner similar to those of the other investment funds managed by Harvest Capital Strategies;
  the non-cash net amortization of liquidity discounts at JMP Credit, due to scheduled contractual principal repayments, of $7.6 million and $29.2 million for the quarter and year ended December 31, 2012, respectively;
  non-cash amortization, in connection with an intangible asset, of $0.1 million per quarter in certain periods prior to the quarter ended September 30, 2011;
  unrealized mark-to-market gains or losses on the investment portfolio at Harvest Capital Credit as well as the reversal of previously recorded loan loss provisions;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  non-controlling interests in net unrealized gains and losses generated by Harvest Growth Capital and Harvest Growth Capital II, of which Harvest Capital Strategies is manager and managing member; under GAAP, JMP Group consolidates the two funds; however, as presented, unrealized gains and losses that do not accrue to the company are reversed.

Additionally, management considers it instructive to further adjust the company’s adjusted net revenues to exclude the financial impact of gains or losses recognized by JMP Credit Corporation due to the sale or payoff of loans originally included in the portfolio acquired by JMP Group in April 2009.

A reconciliation of JMP Group’s net revenues to its adjusted net revenues for the quarter and year ended December 31, 2012 and for comparable prior periods is set forth below.

	Quarter Ended			Year Ended
(in thousands)	Dec. 31, 2012	Sept. 30, 2012	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2011

Revenues:
Non-interest revenues	$27,328	$19,998	$22,820	$110,957	$115,696
Net interest expense	(1,573)	(1,754)	(1,730)	(7,095)	(2,391)
Loan loss provision	(1,071)	65	(1,467)	(1,990)	(1,944)
Total net revenues	24,684	18,309	19,623	101,872	111,361
Asset management fees earned on Harvest Growth Capital funds and Harvest Capital Credit (1)	1,060	597	150	2,342	759
Dividend distribution from Harvest Capital Credit (1)	-	157	-	234	-
Less: Net interest income and other revenues from Harvest Capital Credit (1)	(1,202)	(772)	-	(2,789)	-
Total net revenues including fee revenues from consolidated entities	24,542	18,291	19,773	101,659	112,120

Add back/(subtract):
Net amortization of liquidity discounts on loans and asset-backed securities issued	7,577	7,456	6,619	29,208	23,522
Amortization of intangible asset	-	-	-	-	200
Unrealized mark-to-market (gain)/loss – Harvest Capital Credit	(1,770)	(41)	184	(2,174)	216
Net unrealized loss/(gain) on strategic equity investments and warrants	294	107	(361)	527	(441)
Non-controlling interests in net unrealized losses/(gains) on Harvest Growth Capital funds	2,830	3,021	(314)	(4,029)	(95)
Adjusted net revenues	33,473	28,834	25,901	125,191	135,522

Subtract:
Net gain on loan portfolio acquired	1,665	449	143	2,638	13,101
Adjusted net revenues excluding net gain on loan portfolio acquired	$31,808	$28,385	$25,758	$122,553	$122,421

(1)	Adjustments to reflect economic contributions from two Harvest Growth Capital funds and Harvest Capital Credit as though deconsolidated for purposes of financial reporting; upon deconsolidation, fee revenues and dividend payments would be recognized, while net interest income and other revenues generated by these entities would not be recorded by JMP Group.

Company management has utilized adjusted net revenue, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that adjusting net revenue in these ways is useful in that it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Asset Management-Related Fee Revenues

Asset management-related fee revenue is a non-GAAP financial measure that sums asset management fees with certain fee revenues (in particular, asset management fundraising fees generated by JMP Securities, loan fees, and revenues from fee-sharing arrangements with other asset managers) that are reported in JMP Group’s financial statements as other income. In addition, asset management-related fee revenues incorporate base management and incentive fees earned by Harvest Capital Strategies as manager of Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit. JMP Group consolidates the two Harvest Growth Capital funds and Harvest Capital Credit in accordance with GAAP accounting standards; however, asset management fees generated by these entities are included in asset management-related fee revenues as though deconsolidated.

A statement of JMP Group’s asset management-related fee revenues for the quarter and year ended December 31, 2012 and for comparable prior periods is set forth below.

	Quarter Ended			Year Ended
(in thousands)	Dec. 31, 2012	Sept. 30, 2012	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2011

Base management fees:
Fees reported as asset management fees	$2,339	$2,195	$2,600	$9,433	$9,708
Fees reported as other income	263	339	924	1,916	2,848
Fees earned at Harvest Growth Capital funds and Harvest Capital Credit	435	275	150	1,154	759
Total base management fees	3,037	2,809	3,674	12,503	13,315

Incentive fees:
Fees reported as asset management fees	2,715	1,560	2,292	6,342	10,077
Fees reported as other income	-	-	-	-	381
Fees earned at Harvest Growth Capital funds and Harvest Capital Credit	624	322	-	1,188	-
Total incentive fees	3,339	1,882	2,292	7,530	10,458

Other fee income:
Fundraising fees	30	26	876	109	1,107
New York Mortgage Trust termination fee	-	-	-	1,735	-
Total other fee income	30	26	876	1,844	1,107

Asset management-related fee revenues:
All fees reported as asset management fees	5,054	3,755	4,892	15,775	19,785
All fees reported as other income	293	365	1,800	3,760	4,336
All fees earned at Harvest Growth Capital funds and Harvest Capital Credit	1,059	597	150	2,342	759
Total asset management-related fee revenues	$6,406	$4,717	$6,842	$21,877	$24,880

Company management has utilized asset management-related fee revenue as a means of assessing the performance of JMP Group’s combined asset management activities, including its fundraising and other services for third parties. Management believes that asset management-related fee revenues, as presented above, provide useful information by indicating the relative contributions of base management fees and performance-related incentive fees, thus facilitating a comparison of those fees in a given period to those in prior and future periods. Management also believes that asset management-related fee revenue is a more meaningful measure than standalone asset management fees as reported, because asset management-related fee revenues represent the combined impact of JMP Group’s various asset management activities on the company’s total net revenues.

Operating Net Income

Operating net income is a non-GAAP financial measure that (i) reverses stock-based compensation expense related to equity awards granted both at the time of JMP Group’s May 2007 initial public offering and thereafter, (ii) excludes the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Corporation, (iii) excludes amortization expense related to an intangible asset, (iv) excludes one-time costs associated with Harvest Capital Credit’s pending initial public offering, (v) reverses unrealized mark-to-market gains and losses recorded at Harvest Capital Credit, (vi) reverses net unrealized gains and losses on strategic equity investments and warrants, and (vii) assumes an effective tax rate of 42%. In particular, operating net income adjusts for:

  the grant of 1,931,060 restricted stock units, or RSUs, at the time of the company’s IPO, resulting in non-cash compensation expense in periods prior to the quarter ended September 30, 2011;
  the grant of RSUs subsequent to the company’s IPO, which resulted in non-cash compensation expense of $1.9 million and $2.5 million for the quarter and year ended December 31, 2012, respectively;
  deferred compensation that will be paid at year-end 2013 and 2014 but which company management opts to recognize in the period when such compensation is awarded, in order to state non-GAAP earnings as conservatively as possible;
  the non-cash net amortization of liquidity discounts at JMP Credit, due to scheduled contractual principal repayments, of $7.6 million and $29.2 million for the quarter and year ended December 31, 2012, respectively;
  non-cash amortization, in connection with an intangible asset, of $0.1 million per quarter in certain periods prior to the quarter ended September 30, 2011;
  a non-recurring expense of $450,000 in connection with the IPO of Harvest Capital Credit, which has filed a registration statement on Form N-2 with the U.S. Securities and Exchange Commission, unrealized mark-to-market gains or losses on the investment portfolio at Harvest Capital Credit as well as the reversal of previously recorded loan loss provisions;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  a combined federal, state and local income tax rate of 42%.

Reconciliations of JMP Group’s net income to its operating net income for the quarter and year ended December 31, 2012 and for comparable prior periods are set forth below.

	Quarter Ended
(in thousands, except per share amounts)	Dec. 31, 2012	Sept. 30, 2012	Dec. 31, 2011

Net income/(loss) attributable to JMP Group Inc.	$5,514	($1,625)	($5,944)

Add back/(subtract):
Income tax expense/(benefit)	3,007	(884)	(4,024)
Income/(loss) before taxes	8,521	(2,509)	(9,968)

Add back/(subtract):
Compensation expense – post-IPO RSUs	1,910	194	9,166
Accounting adjustment – deferred compensation	(6,985)	-	-
Net amortization of liquidity discounts on loans and asset-backed securities issued	7,577	7,456	6,619
IPO-related expense – Harvest Capital Credit	(450)	-	-
Unrealized mark-to-market (gain)/loss – Harvest Capital Credit	(543)	(14)	88
Unrealized loss/(gain) on strategic equity investments and warrants	294	107	(361)
Operating income before taxes	10,324	5,234	5,544

Income tax expense (assumed rate of 42%)	4,336	2,198	2,328
Operating net income	$5,988	$3,036	$3,216

Operating net income per share:
Basic	$0.26	$0.13	$0.15
Diluted	$0.26	$0.13	$0.15

Weighted average shares outstanding:
Basic	22,637	22,737	22,016
Diluted	22,722	22,830	22,174	(1)

(1)	Weighted average diluted share count indicated is a non-GAAP measure. Due to the vesting in the first quarter of 2012 of performance-related RSUs resulting from the achievement of adjusted operating EPS objectives for 2011, GAAP requires that not only the related compensation expense but also the increase in diluted shares be reflected as fourth quarter 2011 events, irrespective of the fact that the vesting did not take place until the first quarter of 2012, at which time it increased the weighted average number of basic shares outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the quarter ended December 31, 2011 was 22,796,939, and adjusted operating net income per diluted share using this denominator would have been $0.14. Alternately, management prefers to present a non-GAAP share count for the period, which is in keeping with the calculation of the weighted average number of diluted shares in quarters not impacted by the vesting of performance-related RSUs.

	Year Ended
(in thousands, except per share amounts)	Dec. 31, 2012	Dec. 31, 2011

Net income/(loss) attributable to JMP Group Inc.	$2,832	($2,511)

Add back/(subtract):
Income tax expense/(benefit)	1,617	(1,670)
Income/(loss) before taxes	4,449	(4,181)

Add back/(subtract):
Compensation expense – IPO-related RSUs	-	778
Compensation expense – post-IPO RSUs	2,492	9,526
Accounting adjustment – deferred compensation	(6,985)	-
Net amortization of liquidity discounts on loans and asset-backed securities issued	29,208	23,522
Amortization of intangible asset	-	200
IPO-related expense – Harvest Capital Credit	(450)	-
Unrealized mark-to-market (gain)/loss – Harvest Capital Credit	(709)	109
Unrealized loss/(gain) on strategic equity investments and warrants	527	(441)
Operating income before taxes	28,532	29,513

Income tax expense (assumed rate of 42%)	11,984	12,395
Operating net income	$16,548	$17,118

Operating net income per share:
Basic	$0.73	$0.77
Diluted	$0.72	$0.76

Weighted average shares outstanding:
Basic	22,582	22,118
Diluted	22,906	22,504	(1)

(1)	Weighted average diluted share count indicated is a non-GAAP measure. Due to the vesting in the first quarter of 2012 of performance-related RSUs resulting from the achievement of adjusted operating EPS objectives for 2011, GAAP requires that not only the related compensation expense but also the increase in diluted shares be reflected as fourth quarter 2011 events, irrespective of the fact that the vesting did not take place until the first quarter of 2012, at which time it increased the weighted average number of basic shares outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the year ended December 31, 2011 was 23,069,186, and adjusted operating net income per diluted share using this denominator would have been $0.54. Alternately, management prefers to present a non-GAAP share count for the period, which is in keeping with the calculation of the weighted average number of diluted shares in quarters not impacted by the vesting of performance-related RSUs.

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that operating net income provides useful information by excluding certain items that may not be representative of the company’s core operating results or core business activities. Management also believes that operating net income is a useful measure because it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Adjusted Operating Net Income

Adjusted operating net income excludes from operating net income the financial contribution of gains or losses recognized by JMP Credit Corporation due to the sale or payoff of loans originally included in the portfolio acquired by JMP Group in April 2009. Management believes that this metric can be instructive to investors who wish to assess the company’s core earnings over time without regard to a relatively volatile revenue stream. By excluding profits from sales and payoffs of acquired loans, management intends to present the earnings power of the company’s core businesses and ongoing operations. Moreover, the company utilized adjusted operating net income as a threshold for the vesting of performance-related RSUs granted as a component of 2011 and 2012 employee bonus compensation.

Reconciliations of JMP Group’s operating net income to its adjusted operating net income for the quarter and year ended December 31, 2012 and for comparable prior periods are set forth below.

	Quarter Ended
(in thousands, except per share amounts)	Dec. 31, 2012	Sept. 30, 2012	Dec. 31, 2011

Operating net income	$5,988	$3,036	$3,216

Add back:
Income tax expense (assumed rate of 42%)	4,336	2,198	2,328
Operating income before taxes	10,324	5,234	5,544

Subtract:
Earnings from gains on loan portfolio acquired	998	269	86
Adjusted operating income before taxes	9,326	4,965	5,458

Income tax expense (assumed rate of 42%)	3,917	2,085	2,292
Adjusted operating net income	$5,409	$2,880	$3,166

Adjusted operating net income per share:
Basic	$0.24	$0.13	$0.14
Diluted	$0.24	$0.13	$0.14

Weighted average shares outstanding:
Basic	22,637	22,737	22,016
Diluted	22,722	22,830	22,174	(1)

(1)	Weighted average diluted share count indicated is a non-GAAP measure. Due to the vesting in the first quarter of 2012 of performance-related RSUs resulting from the achievement of adjusted operating EPS objectives for 2011, GAAP requires that not only the related compensation expense but also the increase in diluted shares be reflected as fourth quarter 2011 events, irrespective of the fact that the vesting did not take place until the first quarter of 2012, at which time it increased the weighted average number of basic shares outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the quarter ended December 31, 2011 was 22,796,939, and adjusted operating net income per diluted share using this denominator would have been $0.14. Alternately, management prefers to present a non-GAAP share count for the period, which is in keeping with the calculation of the weighted average number of diluted shares in quarters not impacted by the vesting of performance-related RSUs.

	Year Ended
(in thousands, except per share amounts)	Dec. 31, 2012	Dec. 31, 2011

Operating net income	$16,548	$17,118

Add back:
Income tax expense (assumed rate of 42%)	11,984	12,395
Operating income before taxes	28,532	29,513

Subtract:
Earnings from gains on loan portfolio acquired	1,581	7,861
Adjusted operating income before taxes	26,951	21,652

Income tax expense (assumed rate of 42%)	11,320	9,094
Adjusted operating net income	$15,631	$12,558

Adjusted operating net income per share:
Basic	$0.69	$0.57
Diluted	$0.68	$0.56

Weighted average shares outstanding:
Basic	22,582	22,118
Diluted	22,906	22,504	(1)

(1)	Weighted average diluted share count indicated is a non-GAAP measure. Due to the vesting in the first quarter of 2012 of performance-related RSUs resulting from the achievement of adjusted operating EPS objectives for 2011, GAAP requires that not only the related compensation expense but also the increase in diluted shares be reflected as fourth quarter 2011 events, irrespective of the fact that the vesting did not take place until the first quarter of 2012, at which time it increased the weighted average number of basic shares outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the year ended December 31, 2011 was 23,069,186, and adjusted operating net income per diluted share using this denominator would have been $0.54. Alternately, management prefers to present a non-GAAP share count for the period, which is in keeping with the calculation of the weighted average number of diluted shares in quarters not impacted by the vesting of performance-related RSUs.

Segment Reporting

In order to demonstrate the contribution to the company’s results of each of its primary businesses on a standalone basis, JMP Group presents the operating net income generated by each segment in the tables that follow. Management believes that these presentations enable investors to better understand the separate but interrelated financial operations of the company’s various business lines and to more accurately assess the contribution of each to JMP Group’s aggregate results.

Total net revenues have been adjusted, in part, as detailed above in the section titled “Adjusted Net Revenue,” and the resulting adjusted net revenues (i) include asset management fees, net interest income or expense, and other revenues eliminated upon the consolidation of Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit, (ii) exclude the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Corporation, (iii) exclude amortization expense related to an intangible asset, (iv) reverse unrealized mark-to-market gains and losses recorded at Harvest Capital Credit; (v) reverse net unrealized gains and losses on strategic equity investments and warrants and (vi) exclude non-controlling interests in net unrealized gains and losses on Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit. Total non-interest expenses have been adjusted, in part, as detailed above in the section titled “Operating Net Income,” and the resulting adjusted non-interest expense reverses stock-based compensation expense related to equity awards granted both at the time of JMP Group’s May 2007 initial public offering and thereafter. For the purposes of calculating operating net income, an effective tax rate of 42% is assumed.

Statements of JMP Group’s operating net income on a segment basis for the quarter and year ended December 31, 2012 are set forth below.

	Quarter Ended December 31, 2012
		Harvest	JMP			Operating	HGC	HCC	Consoli-
	JMP	Capital	Credit		Elimin-	JMP	Consoli-	Consoli-	dated JMP
(in thousands, except per share amounts)	Securities	Strategies	Corp.	Corporate	ations	Group	dation	dation	Group

Revenues:
Investment banking	$13,023	-	-	-	-	$13,023	-	($51)	$12,972
Brokerage	5,628	-	-	-	-	5,628	-	-	5,628
Asset management-related fees (1)	-	$6,412	$80	$36	($122)	6,406	($289)	(769)	5,348
Principal transactions (2)	40	(35)	(62)	642	-	585	(2,829)	(108)	(2,352)
Gain on sale and payoff of loans (3)	-	-	3,935	-	-	3,935	-	327	4,262
Net dividend income	(5)	-	-	-	-	(5)	-	-	(5)
Net interest income (4)	12	1	4,741	215	-	4,969	-	1,034	6,003
Provision for loan losses	-	-	(1,068)	-	-	(1,068)	-	-	(1,068)
Adjusted net revenues	18,698	6,378	7,626	893	(122)	33,473	(3,118)	433	30,788

Expenses:
Non-interest expenses (5)	17,086	4,038	(1,036)	2,994	(122)	22,960	109	77	23,146

Less: Non-controlling interest (6)	-	1	188	-	-	189	(3,227)	356	(2,682)
Operating income/(loss) before taxes	1,612	2,339	8,474	(2,101)	-	10,324	-	-	10,324

Income tax expense/(benefit) (assumed rate of 42%)	677	983	3,558	(882)	-	4,336	-	-	4,336
Operating net income/(loss)	$935	$1,356	$4,916	($1,219)	-	$5,988	-	-	$5,988

Operating net income/(loss) per share:
Basic	$0.04	$0.06	$0.21	($0.05)	-	$0.26	-	-	$0.26
Diluted	$0.04	$0.06	$0.21	($0.05)	-	$0.26	-	-	$0.26

Reconciliation to Adjusted Operating Net Income

Operating income before taxes			$8,474			$10,324			$10,324
Less: Earnings contribution from gain on loan portfolio acquired			998			998			998
Adjusted operating income before taxes			7,476			9,326			9,326

Income tax expense (assumed rate of 42%)			3,140			3,917			3,917
Adjusted operating net income			$4,336			$5,409			$5,409

Adjusted operating net income/(loss) per share:
Basic	$0.04	$0.06	$0.19	($0.05)	-	$0.24	-	-	$0.24
Diluted	$0.04	$0.06	$0.19	($0.05)	-	$0.24	-	-	$0.24

(1)	Reflects revenues detailed in section above titled “Asset Management-Related Fee Revenues;” management fees totaling $1.1 million are eliminated upon consolidation of two Harvest Growth Capital funds and Harvest Capital Credit.

(2)	Reverses net unrealized gains and losses on strategic equity investments and warrants and excludes non-controlling interests in net realized and unrealized gains and losses related to two Harvest Growth Capital funds as well as other principal transaction revenues related to Harvest Capital Credit; net realized and unrealized losses totaling $2.9 million are recognized upon consolidation of the entities.

(3)	Excludes unrealized mark-to-market gains of $0.2 million on the loan portfolio at Harvest Capital Credit.

(4)	Excludes expense related to the non-cash net amortization of liquidity discounts at JMP Credit Corporation.

(5)	Reverses stock-based compensation expense and excludes fund-related expenses totaling $0.2 million that are recognized upon consolidation of two Harvest Growth Capital funds and Harvest Capital Credit.

(6)	Excludes non-controlling interests totaling $2.9 million in the net realized and unrealized losses of two Harvest Growth Capital funds and Harvest Capital Credit that are recognized upon consolidation of the entities.

	Year Ended December 31, 2012
		Harvest	JMP			Operating	HGC	HCC	Consoli-
	JMP	Capital	Credit		Elimin-	JMP	Consoli-	Consoli-	dated JMP
(in thousands, except per share amounts)	Securities	Strategies	Corp.	Corporate	ations	Group	dation	dation	Group

Revenues:
Investment banking	$51,174	-	-	-	-	$51,174	-	($192)	$50,982
Brokerage	21,903	-	-	-	-	21,903	-	-	21,903
Asset management-related fees (1)	27	$22,219	$173	$1	($543)	21,877	($1,048)	(1,252)	19,577
Principal transactions (2)	377	3,335	187	2,448	-	6,347	4,030	(185)	10,192
Gain on sale and payoff of loans (3)	-	-	6,578	-	-	6,578	-	327	6,905
Net dividend income	(30)	234	-	-	-	204	-	(234)	(30)
Net interest income (4)	53	157	18,748	357	-	19,315	-	2,798	22,113
Provision for loan losses (5)	-	-	(2,207)	-	-	(2,207)	-	-	(2,207)
Adjusted net revenues	73,504	25,945	23,479	2,806	(543)	125,191	2,982	1,262	129,435

Expenses:
Non-interest expenses (6)	66,716	19,453	(2,358)	12,719	(543)	95,987	175	169	96,331

Less: Non-controlling interest (7)	-	1	671	-	-	672	2,807	1,093	4,572
Operating income/(loss) before taxes	6,788	6,491	25,166	(9,913)	-	28,532	-	-	28,532

Income tax expense/(benefit) (assumed rate of 42%)	2,851	2,726	10,570	(4,163)	-	11,984	-	-	11,984
Operating net income/(loss)	$3,937	$3,765	$14,596	($5,750)	-	$16,548	-	-	$16,548

Operating net income/(loss) per share:
Basic	$0.17	$0.17	$0.64	($0.25)	-	$0.73	-	-	$0.73
Diluted	$0.17	$0.16	$0.64	($0.25)	-	$0.72	-	-	$0.72

Reconciliation to Adjusted Operating Net Income

Operating income before taxes			$25,166			$28,532			$28,532
Less: Earnings contribution from gain on loan portfolio acquired			1,581			1,581			1,581
Adjusted operating income before taxes			23,585			26,951			26,951

Income tax expense (assumed rate of 42%)			9,905			11,320			11,320
Adjusted operating net income			$13,680			$15,631			$15,631

Adjusted operating net income/(loss) per share:
Basic	$0.17	$0.17	$0.60	($0.25)	-	$0.69	-	-	$0.69
Diluted	$0.17	$0.16	$0.60	($0.25)	-	$0.68	-	-	$0.68

(1)	Reflects revenues detailed in section above titled “Asset Management-Related Fee Revenues”; management fees totaling $2.3 million are eliminated upon consolidation of two Harvest Growth Capital funds and Harvest Capital Credit.

(2)	Reverses net unrealized gains and losses on strategic equity investments and warrants and excludes non-controlling interests in net realized and unrealized gains and losses related to two Harvest Growth Capital funds as well as other principal transaction revenues related to Harvest Capital Credit; net realized and unrealized gains totaling $3.8 million are recognized upon consolidation of the entities.

(3)	Excludes unrealized mark-to-market gains of $0.3 million on the loan portfolio at Harvest Capital Credit.

(4)	Excludes expense related to the non-cash net amortization of liquidity discounts at JMP Credit Corporation.

(5)	Excludes reversal of previously recorded loan loss provisions at Harvest Capital Credit in the amount of $0.2 million.

(6)	Reverses stock-based compensation expense and excludes fund-related expenses totaling $0.3 million that are recognized upon consolidation of two Harvest Growth Capital funds and Harvest Capital Credit.

(7)	Excludes non-controlling interests totaling $3.9 million in the net realized and unrealized gains of two Harvest Growth Capital funds and Harvest Capital Credit that are recognized upon consolidation of the entities.

Adjusted Tangible Book Value per Share

At December 31, 2012, JMP Group’s tangible book value per share was $5.62, compared to $5.33 at September 30, 2012 and $5.74 at December 31, 2011. Adjusting book value to reflect the net liquidity discount on JMP Credit Corporation’s loan portfolio and asset-backed securities issued and to accelerate the recognition of deferred compensation expense, JMP Group’s adjusted tangible book value per share at December 31, 2012 would have been $5.15, as indicated by the table below.

(in thousands, except per share amounts)	Dec. 31, 2012	Sept. 30, 2012	Dec. 31, 2011

Total JMP Group stockholders' equity	$126,890	$121,057	$129,706
Less: Net benefit of vesting of performance-related RSUs (1)	-	-	(3,642)
JMP Group stockholders' equity, net of RSU benefit	126,890	121,057	126,064
Less: Goodwill and intangible assets	-	-	-
Tangible stockholders' equity	126,890	121,057	126,064

Liquidity discount on loans	4,331	6,484	15,738
Liquidity discount on asset-backed securities issued	(15,548)	(24,543)	(49,447)
Net liquidity discount	(11,217)	(18,059)	(33,709)
Accounting adjustment – deferred compensation	(6,985)	-	-
Pre-tax adjustments to equity	(18,202)	(18,059)	(33,709)
Income tax benefit (assumed rate of 42%)	7,645	7,585	14,158
After-tax adjustments to equity	(10,557)	(10,474)	(19,551)

Adjusted tangible stockholders' equity	$116,333	$110,583	$106,513

Adjusted tangible book value per share	$5.15	$4.87	$4.85

Basic shares outstanding	22,592	22,706	21,947

Quarterly operating ROATE (2)	21.1%	11.1%	12.1%
LTM operating ROATE (2)	15.0%	12.7%	16.1%
Quarterly operating ROATE (2) excluding the financial impact of gains on acquired loans	19.1%	10.5%	11.9%
LTM operating ROATE (2) excluding the financial impact of gains on acquired loans	14.2%	12.4%	11.8%

(1)	Due to the vesting in the first quarter of 2012 of performance-related RSUs resulting from the achievement of adjusted operating EPS objectives for 2011, GAAP required that the related compensation expense be reflected in the fourth quarter of 2011, the period in which the objectives were met and the vesting was triggered. The increased expense lowered pre-tax earnings and created a tax benefit, which added to net income and, consequently, to stockholders’ equity. JMP Group opted to reverse the net benefit of the vesting for the purposes of calculating tangible stockholders’ equity in order to exclude the financial impact of an event that was not core to the company’s operating activities.

(2)	Return on adjusted tangible equity equals annualized operating net income divided by average adjusted tangible stockholders’ equity.

Share Repurchase Activity

During the quarter ended December 31, 2012, JMP Group repurchased 155,558 shares of its common stock at an average price of $5.21 per share, or $0.8 million in total. At year-end, approximately 750,000 shares remained eligible for repurchase under the company’s existing repurchase authorization.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains or losses stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying the company’s collateralized loan obligation or in its small business lending portfolio; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Furthermore, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any quarter, depending upon the amount and sorts of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in a particular quarter may not be indicative of such expense in any future period. As a result, the company suggests that its annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts, such as the use of proceeds from a January 2013 bond offering. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission on March 12, 2012 as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2011 and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the Securities and Exchange Commission’s website at www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 10:00 a.m. EST on Wednesday, February 13, 2013. To participate in the call, dial (888) 566-6060. The conference identification number is 98680768.

The conference call will also be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, at investor.jmpg.com/events.cfm. The Internet broadcast will be archived and will remain available on the website for future replay.

About JMP Group

JMP Group Inc. is a full-service investment banking and asset management firm that provides investment banking, sales and trading, and equity research services to corporate and institutional clients and alternative asset management products to institutional and high-net-worth investors. JMP Group operates through three subsidiaries: JMP Securities, Harvest Capital Strategies and JMP Credit Advisors. For more information, visit www.jmpg.com.

JMP GROUP INC.
Consolidated Statements of Financial Condition
(Unaudited)

($ in thousands)	Dec. 31, 2012	Dec. 31, 2011

Assets

Cash and cash equivalents	$67,075	$70,363
Restricted cash and deposits	69,813	48,440
Marketable securities owned, at fair value	14,347	24,309
Other investments	81,918	51,706
Loans held for sale	3,134	2,957
Loans collateralizing asset-backed securities issued, net of allowance for loan losses	401,003	410,770
Small business loans, net of allowance for loan losses	38,924	7,477
Deferred tax assets	13,089	26,221
Other assets	21,319	18,378
Total assets	$710,622	$660,621

Liabilities and Stockholders' Equity

Liabilities:
Marketable securities sold, but not yet purchased, at fair value	$11,567	$10,921
Accrued compensation	20,256	38,143
Asset-backed securities issued	415,456	381,556
Note payable	38,713	19,222
Deferred tax liability	9,743	23,214
Other liabilities	26,824	31,081
Total liabilities	522,559	504,137

Redeemable non-controlling interest	161	50

Stockholders' Equity:
Total JMP Group Inc. stockholders' equity	126,890	129,705
Non-redeemable non-controlling interest	61,012	26,729
Total equity	187,902	156,434
Total liabilities and stockholders' equity	$710,622	$660,621

JMP GROUP INC.
Consolidated Statements of Operations
(Unaudited)

	Quarter Ended		Year Ended
(in thousands, except per share amounts)	Dec. 31, 2012	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2011

Revenues:
Investment banking	$12,972	$5,782	$50,982	$46,114
Brokerage	5,628	6,091	21,903	25,461
Asset management fees	5,054	4,892	15,775	19,785
Principal transactions	(1,015)	1,721	11,294	1,615
Gain on sale, payoff and mark-to-market of loans	4,400	2,039	7,232	17,020
Net dividend (expense)/income	(4)	495	(29)	1,365
Other income	293	1,800	3,800	4,336
Non-interest revenues	27,328	22,820	110,957	115,696

Interest income	8,847	7,557	32,898	33,356
Interest expense	(10,420)	(9,287)	(39,993)	(35,747)
Net interest (expense)	(1,573)	(1,730)	(7,095)	(2,391)

Provision for loan losses	(1,071)	(1,467)	(1,990)	(1,944)
Total net revenues	24,684	19,623	101,872	111,361

Non-interest expenses:
Compensation and benefits	10,582	22,799	66,415	89,017
Administration	1,582	1,589	6,186	6,649
Brokerage, clearing and exchange fees	1,150	1,183	3,806	4,735
Travel and business development	952	1,113	3,387	3,681
Communications and technology	861	1,059	3,503	3,988
Occupancy	805	711	3,157	2,927
Professional fees	1,306	644	3,630	2,955
Depreciation	242	192	884	721
Impairment loss on intangible asset	-	-	-	700
Other	138	83	420	426
Total non-interest expense	17,618	29,373	91,388	115,799

Income/(loss) before income tax expense	7,066	(9,750)	10,484	(4,438)
Income tax expense/(benefit)	3,007	(4,024)	1,617	(1,670)
Net income/(loss)	4,059	(5,726)	8,867	(2,768)
Less: Net (loss)/income attributable to noncontrolling interest	(1,455)	218	6,035	(257)
Net income/(loss) attributable to JMP Group Inc.	$5,514	($5,944)	$2,832	($2,511)

Net income/(loss) attributable to JMP Group Inc. per share:
Basic	$0.24	($0.27)	$0.13	($0.11)
Diluted	$0.24	($0.26)	$0.12	($0.11)

Weighted average common shares outstanding:
Basic	22,637	22,016	22,582	22,118
Diluted	22,722	22,797	22,906	23,069

CONTACT:
Investor Relations Contact:
JMP Group Inc.
Andrew Palmer, 415-835-8978
apalmer@jmpg.com
or
Media Relations Contact:
Dukas Public Relations
Seth Linden, 212-704-7385
seth@dukaspr.com
Zach Leibowitz, 212-704-7385
zach@dukaspr.com